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INVESTOR CONTACT: (818)225-3550
David Bigelow or Lisa Riordan
MEDIA CONTACT: (800)796-8448
COUNTRYWIDE REPORTS OCTOBER 2005 OPERATIONAL RESULTS
— YEAR-TO-DATE MORTGAGE LOAN FUNDINGS TOTAL $405 BILLION —
— PIPELINE OF LOANS-IN-PROCESS UP 36 PERCENT YEAR-OVER-YEAR TO $71 BILLION —
CALABASAS, CA (November 8, 2005) — Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended October 31, 2005. Operational highlights included the following:
•	Mortgage loan fundings for the month of October were $47 billion, a 60 percent increase from October 2004. Year-to-date mortgage loan fundings were $405 billion.
—	Monthly purchase volume of $21 billion was 39 percent more than October 2004, bringing year-to-date purchase activity to $192 billion.

—	Adjustable-rate loan fundings for the month were $23 billion, up 42 percent from October 2004. Year-to-date adjustable-rate fundings totaled $214 billion.

—	Home equity loan fundings for October advanced 18 percent over last year to $3.6 billion, bringing year-to-date home equity loan fundings to $35 billion.

—	Nonprime loan fundings totaled $3.9 billion in October, which compares to $3.3 billion for the same period last year. Year-to-date nonprime fundings were $36 billion.

—	Pay-option fundings for the month were $8.5 billion, as compared to $3.4 billion in October 2004. Interest-only loan volume was $8.9 billion for the month of October 2005, which compares to $5.9 billion, for the same period a year ago.

—	It should be noted that the various mortgage loan funding categories listed above are not mutually exclusive and are not intended to equal 100 percent of total fundings.
•	Average daily mortgage loan application activity in October was $2.8 billion, 41 percent higher than the October 2004 level. The mortgage loan pipeline advanced by 36 percent from October 31, 2004 to $71 billion at October 31, 2005.
•	The mortgage loan servicing portfolio continued its uninterrupted growth, reaching a new high of $1.07 trillion at October 31, 2005. This is an increase of $264 billion, or 33 percent, from October 31, 2004.
—	Delinquencies in the servicing portfolio rose 29 basis points from September 2005 to 4.32 percent at the end of October. This increase is largely attributable to Hurricane Katrina, normal seasonal fluctuations and portfolio seasoning. Countrywide is committed to working with borrowers in the hurricane-affected areas and has granted forbearance to those who have contacted Countrywide and indicated an inability to make payments in the immediate future.
Investor Relations
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550

http://www.countrywide.com	Page 1 of 2
Countrywide Home Loans, Inc. and Countrywide Bank, N.A. are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

•	Total assets at Countrywide Bank reached $72 billion at October 31, 2005, an increase of 97 percent from October 31, 2004.
—	Countrywide Bank retained $1.2 billion of pay-option loans and $0.2 billion of interest-only loans during the month of October 2005. This compares to $0.6 billion and $0.9 billion, respectively, for the same period a year ago.
•	Securities trading volume in the Capital Markets segment increased by 13 percent over last year to $271 billion for October 2005. Year-to-date securities trading volume reached $3.0 trillion.
•	Net earned premiums from the Insurance segment were $87 million for the month of October, which compares to $68 million for the prior year period. On a year-to-date basis, net earned premiums reached $742 million for 2005.
“Strong operational performance was demonstrated in October, particularly in our Mortgage Banking segment,” said Stanford L. Kurland, President and Chief Operating Officer. “With year-to-date mortgage loan production of $405 billion, Countrywide is approaching its previous annual record of $435 billion set in 2003. The servicing portfolio continued its climb, reaching $1.07 trillion at month-end. Countrywide continues to expand its lead as the #1 mortgage originator and servicer. According to Inside Mortgage Finance, for the period ended September 30, 2005, Countrywide’s year-to-date origination market share was 15.6% and its servicing market share was 11.9%, up from 14.8% and 11.3% at June 30, 2005, respectively.”
Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts mortgage-related investment banking; provides property, life and casualty insurance; manages a captive mortgage reinsurance company; and holds a majority interest in a U.K. mortgage banking joint venture. For more information about the Company, visit Countrywide’s website at www.countrywide.com.
This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.
(tables follow)
Investor Relations
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550

http://www.countrywide.com
Countrywide Home Loans, Inc. and Countrywide Bank, N.A. are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS (1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	October 31,	October 31,	October 31,
	2005	2004	2005
LOAN PRODUCTION
Number of Working Days in the Period	21	21	210
Average Daily Mortgage Loan Applications	$2,806	$1,991	$2,726
Mortgage Loan Pipeline (loans-in-process)	$70,644	$51,990
Commercial Real Estate Loan Pipeline (loans-in-process)	$339	$229

Loan Fundings:
Consumer Markets Division	$13,356	$9,666	$118,252
Wholesale Lending Division	6,917	6,236	66,947
Correspondent Lending Division	20,630	9,846	161,787
Countrywide Bank (2)	249	—	5,195

Total Mortgage Banking	41,152	25,748	352,181
Capital Markets	2,933	729	15,332
Countrywide Bank Investment Portfolio (2) (3)	2,687	2,740	37,076

Total Mortgage Loan Fundings	46,772	29,217	404,589
Commercial Real Estate Fundings	507	48	2,916

Total Loan Fundings	$47,279	$29,265	$407,505

Loan Fundings in Units:
Consumer Markets Division	75,734	67,098	693,749
Wholesale Lending Division	32,720	33,390	324,741
Correspondent Lending Division	94,390	55,413	791,551
Countrywide Bank (2)	782	—	85,138

Total Mortgage Banking	203,626	155,901	1,895,179
Capital Markets	10,932	2,868	59,990
Countrywide Bank Investment Portfolio (2) (3)	29,244	28,081	267,026

Total Mortgage Loan Fundings in Units	243,802	186,850	2,222,195
Commercial Real Estate	29	6	195

Total Loan Fundings in Units	243,831	186,856	2,222,390

Mortgage Loan Fundings (4) :
Purchase	$20,693	$14,884	$191,640
Non-purchase	26,079	14,333	212,949

Total Mortgage Loan Fundings	$46,772	$29,217	$404,589

Mortgage Loan Fundings by Product:
Government Fundings	$958	$832	$8,936
ARM Fundings	$23,146	$16,341	$213,563
Home Equity Fundings	$3,569	$3,036	$34,972
Nonprime Fundings	$3,876	$3,276	$36,333

MORTGAGE LOAN SERVICING (5)
Volume	$1,070,077	$805,922
Units	7,294,228	6,018,496
Subservicing Volume (6)	$30,641	$16,869
Subservicing Units	267,847	171,273
Prepayments in Full	$20,625	$14,336	$190,836
Bulk Servicing Acquisitions	$5,462	$8,241	$48,694
Portfolio Delinquency (%) — CHL (7)	4.32%	3.92%
Foreclosures Pending (%) — CHL (7)	0.41%	0.37%
(more)

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS (1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	October 31,	October 31,	October 31,
	2005	2004	2005
LOAN CLOSING SERVICES (units)
Credit Reports	800,675	660,351	8,181,717
Flood Determinations	314,302	237,386	2,979,396
Appraisals	111,172	77,388	1,000,954
Automated Property Valuation Services	706,351	477,592	6,334,803
Other	14,424	14,430	152,150

Total Units	1,946,924	1,467,147	18,649,020

CAPITAL MARKETS
Securities Trading Volume (8)	$270,724	$239,128	$2,958,212

BANKING
Assets Held by Countrywide Bank (in billions)	$71.7	$36.4

INSURANCE
Net Premiums Earned:
Carrier	$70.8	$54.1	$594.4
Reinsurance	15.7	13.7	147.2

Total Net Premiums Earned	$86.5	$67.8	$741.6

GLOBAL OPERATIONS
Global Home Loans Subservicing
Volume (in billions)	$106	$112

Period-end Rates
10-Year U.S. Treasury Yield	4.57%	4.05%
FNMA 30-Year Fixed Rate MBS Coupon	5.80%	5.11%

(1)	The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)	Countrywide Bank funds loans for both investment purposes and for sale; these loans are processed for Countrywide Bank by the Company’s Mortgage Banking production divisions. Bank production included in Mortgage Banking fundings includes loans originated for sale at the Bank together with bulk sales of loans from the Bank to the Mortgage Banking Segment.

(3)	Bank loan fundings will be negative in a period where fundings are exceeded by loans sold to affiliates.

(4)	Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(5)	Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.

(6)	Subservicing volume for non-Countrywide entities.

(7)	Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(8)	Includes trades with Mortgage Banking Segment.
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